Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen Money Market Trust

In planning and performing our audits of the financial statements of the
Evergreen California Municipal
Money Market Fund, Evergreen Florida Municipal
 Money Market Fund, Evergreen Money Market Fund,
 Evergreen Municipal Money
Market Fund,Evergreen New Jersey Municipal Money Market Fund,
Evergreen New York Municipal
Bond Fund, Evergreen Pennsylvania Municipal Money Market Fund,
 Evergreen Treasury
Money Market Fund and Evergreen U.S.
Government Money Market Fund, each a
series in the Evergreen Money Market Trust
 as of and for the year ended
January 31, 2007, in accordance with the standards of the Public Company
Accounting Oversight Board (United States),
 we considered its internal control
over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
 an opinion on the effectiveness
of Evergreen Money Market Trusts internal control
 over financial reporting.
Accordingly, we express no such opinion.

The management of Evergreen Money Market Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  A companys internal control
over financial reporting is a process
designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could
have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation
of effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of
compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control
does not allow management or employees,
 in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely basis.
 A significant deficiency is a control
deficiency, or combination of control
deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted
accounting principles such that
there is more than a remote likelihood
that a misstatement of the companys
 annual or interim financial statements
that is more than inconsequential
 will not be prevented or detected.
A material weakness is a significant
deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Evergreen Money
Market Trusts internal control over
financial reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
 control that might be significant
deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight
Board (United States). However, we noted no deficiencies in Evergreen
Money Market Trusts internal control
over financial reporting and its
operation, including controls for
safeguarding securities that we consider
 to be a material weakness as defined
above as of January 31, 2007.

This report is intended solely for the
information and use of management
and the Board of Trustees of the Evergreen
Money Market Trust and the
Securities and Exchange Commission and
is not intended to be and should
not be used by anyone other than these
specified parties.


KPMG LLP

Boston, Massachusetts
March 23, 2007